Exhibit 99.1

UNDER ARMOUR REPORTS RESULTS FOR TRANSITION QUARTER
ENDED MARCH 31, 2022; PROVIDES INITIAL FISCAL 2023 OUTLOOK

Company Also Announced the Completion of its 2020 Restructuring Plan
BALTIMORE, May 6, 2022 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for its transition quarter ended March 31, 2022. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“Having successfully executed a multi-year transformation and after delivering a record year in 2021 - we are continuing to serve the needs of athletes amid an increasingly more uncertain marketplace,” said Under Armour President and CEO Patrik Frisk. “As global supply challenges and emergent COVID-19 impacts in China eventually normalize, we are confident that the strength of the Under Armour brand, coupled with our powerful growth strategy positions us well to deliver sustainable, profitable returns to shareholders over the long-term.”

Transition Quarter Review

•Revenue was up 3 percent to $1.3 billion (up 4 percent currency neutral) compared to the prior year.
–Wholesale revenue increased 4 percent to $829 million and direct-to-consumer revenue increased 1 percent to $441 million, driven by 2 percent growth in eCommerce, which represented 45 percent of the total direct-to-consumer business during the quarter. Owned and operated store revenue growth was flat during the quarter.
–North America revenue increased 4 percent to $841 million and international revenue increased 1 percent to $456 million (up 3 percent currency neutral). Within the international business, revenue increased 18 percent in EMEA (up 22 percent currency neutral), decreased 14 percent in Asia-Pacific (down 13 percent currency neutral), and decreased 6 percent in Latin America (down 5 percent currency neutral).
–Apparel revenue increased 8 percent to $877 million. Footwear revenue decreased 4 percent to $297 million. Accessories revenue decreased 18 percent to $97 million.
•Gross margin decreased 350 basis points to 46.5 percent compared to the prior year, driven primarily by elevated freight expenses.
•Selling, general & administrative expenses increased 16 percent to $594 million.
•Restructuring and impairment charges were $57 million.
•Operating loss was $46 million. Adjusted operating income was $11 million.
•Net loss was $60 million. Adjusted net loss was $3 million.
•Diluted loss per share was $0.13. Adjusted diluted loss per share was $0.01.
•Inventory was down 3 percent to $824 million.
•Cash and Cash Equivalents were $1.0 billion at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Fiscal Year End Change

As announced in February 2021, Under Armour changed its fiscal year from December 31 to March 31. Following a three-month transition period (January 1 - March 31, 2022), Under Armour's fiscal year 2023 will run from April 1, 2022, through March 31, 2023. Consequently, there will be no fiscal year 2022.

Fiscal 2023 Outlook

Due to Under Armour’s fiscal year change, the comparable baseline period is April 1, 2021, through March 31, 2022. Based on current visibility, including ongoing supply chain challenges, COVID-19 uncertainty, and inflationary trends, key points related to Under Armour’s fiscal year 2023 outlook include:

•Revenue is expected to increase 5 to 7 percent versus the comparable baseline period of $5.7 billion, reflecting a mid-single-digit growth rate in North America and a low-teens growth rate in the international business. This expectation includes approximately three percentage points of headwinds related to our strategic decision to work with our vendors and customers to cancel orders affected by capacity issues, supply chain delays, and emergent COVID-19 impacts in China.
•Gross margin is expected to be down 150 to 200 basis points compared to the baseline period’s adjusted gross margin of 49.6 percent due to expected inflationary pressures on freight and product costs, unfavorable channel mix, and changes in foreign currency.
•Operating income is expected to reach $375 to $400 million versus the comparable baseline period adjusted operating income of $424 million.
•Diluted earnings per share is expected to be between $0.79 and $0.84 versus the comparable baseline period of $0.47. This includes a $0.28 benefit related to a tax valuation allowance release expected to be realized in the fourth quarter. Of this $0.28 benefit, $0.16 of this amount is related to prior restructuring charges; therefore, adjusted diluted earnings per share is expected to be between $0.63 and $0.68. This is comparable to the adjusted baseline period of $0.68.

2020 Restructuring Plan

The company also announced that it had concluded its 2020 restructuring plan with the recognition of $57 million during its transition quarter that ended March 31, 2022. Under the $600 million plan authorization, $571 million of total charges were recognized, including $197 million of cash-related charges and $374 million of non-cash-related charges.

Share Buyback Update

In February 2022, Under Armour announced that its Board of Directors authorized the repurchase of up to $500 million of its outstanding Class C common stock, to be made over the following two years through various methods, including open market, privately negotiated, and accelerated share repurchase transactions. An initial $300 million of repurchases was completed in early May through an accelerated share repurchase plan. The company currently has approximately $200 million remaining under its repurchase authorization.

Conference Call and Webcast

Under Armour will hold its transition quarter conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information

This press release refers to "currency neutral" and "adjusted" results, as well as "adjusted" forward-looking estimates of the company’s results for its 2023 fiscal year ending March 31, 2023. Management believes this information is useful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the impact of the company’s 2020 restructuring plan, and related impairment charges, including goodwill and related tax effects. Where applicable, adjusted net income (loss) and adjusted diluted income (loss) per share exclude the non-cash amortization of debt discount on the company’s convertible senior notes, any gain or loss on extinguishing the company’s convertible senior notes and related tax effects, and any gain or loss from divestitures (including earn-outs) and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis. In addition, in connection with its change in fiscal year-end from December 31 to March 31, Under Armour is presenting select non-GAAP financial measures for the twelve-month period beginning on April 1, 2021, and ending March 31, 2022, to provide comparable reference periods against the company's new fiscal 2023 year, which began April 1, 2022, and ends on March 31, 2023. These supplemental non-GAAP financial measures should not be considered in isolation and should be contemplated in addition to, and not as an alternative for, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business and results of operations and the operations of our suppliers and logistics providers, our plans to reduce our operating expenses, anticipated charges and restructuring costs, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "outlook," "potential" or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including recent impacts on the global supply chain; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; changes in general economic or market conditions that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business and successfully execute any restructuring plans and realize their expected benefits; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflict; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement's date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Blake Simpson
SVP, Investor Relations & Corporate Development	SVP, Global Communications, Community Impact & Events
(410) 246-6810	(443) 630-9959

Under Armour, Inc.
For the Three Months Ended March 31, 2022 and 2021
(Unaudited; in thousands, except per share amounts)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
in '000s	2022	% of Net Revenues	2021	% of Net Revenues
Net revenues	$1,300,945	100.0%	$1,257,195	100.0%
Cost of goods sold	695,781	53.5%	628,554	50.0%
Gross profit	605,164	46.5%	628,641	50.0%
Selling, general and administrative expenses	594,446	45.7%	514,638	40.9%
Restructuring and impairment charges	56,674	4.4%	7,113	0.6%
Income (loss) from operations	(45,956)	(3.5)%	106,890	8.5%
Interest income (expense), net	(6,154)	(0.5)%	(14,137)	(1.1)%
Other income (expense), net	(51)	—%	(7,180)	(0.6)%
Income (loss) before income taxes	(52,161)	(4.0)%	85,573	6.8%
Income tax expense (benefit)	8,181	0.6%	9,881	0.8%
Income (loss) from equity method investments	732	0.1%	2,060	0.2%
Net income (loss)	$(59,610)	(4.6)%	$77,752	6.2%

Basic net income (loss) per share of Class A, B and C common stock	$(0.13)		$0.17
Diluted net income (loss) per share of Class A, B and C common stock	$(0.13)		$0.17
Weighted average common shares outstanding Class A, B and C common stock
Basic	471,425		456,014
Diluted	471,425		459,226

Under Armour, Inc.
For the Three Months Ended March 31, 2022 and 2021
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended March 31,
in '000s	2022	2021	% Change
Apparel	$876,604	$810,041	8.2%
Footwear	296,696	309,047	(4.0)%
Accessories	96,803	117,396	(17.5)%
Total net sales	1,270,103	1,236,484	2.7%
Licensing revenues	26,602	21,657	22.8%
Corporate Other (1)	4,240	(946)	NM
Total net revenues	$1,300,945	$1,257,195	3.5%
NET REVENUES BY SEGMENT

	Three Months Ended March 31,
in '000s	2022	2021	% Change
North America	$841,101	$805,727	4.4%
EMEA	228,056	193,883	17.6%
Asia-Pacific	181,908	210,220	(13.5)%
Latin America	45,640	48,311	(5.5)%
Corporate Other (1)	4,240	(946)	NM
Total net revenues	$1,300,945	$1,257,195	3.5%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended March 31,
in '000s	2022	% of Net Revenues (2)	2021	% of Net Revenues (2)
North America	$154,084	18.3%	$210,562	26.1%
EMEA	30,336	13.3%	26,686	13.8%
Asia-Pacific	5,464	3.0%	46,513	22.1%
Latin America	6,343	13.9%	1,457	3.0%
Corporate Other (1)	(242,183)	NM	(178,328)	NM
Income (loss) from operations	$(45,956)	(3.5)%	$106,890	8.5%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program and subscription revenues from digital platforms. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) Operating income (loss) percentage is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of March 31, 2022, December 31, 2021 and March 31, 2021
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,009,139	$1,669,453	$1,348,737
Accounts receivable, net	702,197	569,014	696,287
Inventories	824,455	811,410	851,829
Prepaid expenses and other current assets, net	297,034	286,422	260,865
Total current assets	2,832,825	3,336,299	3,157,718
Property and equipment, net	601,365	607,226	632,307
Operating lease right-of-use assets	420,397	448,364	511,130
Goodwill	491,508	495,215	497,970
Intangible assets, net	10,580	11,010	12,548
Deferred income taxes	20,141	17,812	23,796
Other long term assets	76,016	75,470	78,827
Total assets	$4,452,832	$4,991,396	$4,914,296
Liabilities and Stockholders’ Equity
Accounts payable	560,331	613,307	490,860
Accrued expenses	317,963	460,165	311,905
Customer refund liabilities	159,628	164,294	191,979
Operating lease liabilities	134,833	138,664	160,918
Other current liabilities	125,840	73,746	78,655
Total current liabilities	1,298,595	1,450,176	1,234,317
Long term debt, net of current maturities	672,286	662,531	1,009,951
Operating lease liabilities, non-current	668,983	703,111	801,292
Other long term liabilities	84,014	86,584	98,537
Total liabilities	2,723,878	2,902,402	3,144,097
Total stockholders’ equity	1,728,954	2,088,994	1,770,199
Total liabilities and stockholders’ equity	$4,452,832	$4,991,396	$4,914,296

Under Armour, Inc.
For the Three Months Ended March 31, 2022 and 2021
(Unaudited; in thousands)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
in '000s	2022	2021
Cash flows from operating activities
Net income (loss)	$(59,610)	$77,752
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	34,960	35,512
Unrealized foreign currency exchange rate gain (loss)	(8,585)	14,702
Loss on disposal of property and equipment	1,604	575
Non-cash restructuring and impairment charges	(1,871)	5,601
Amortization of bond premium and debt issuance costs	549	5,273
Stock-based compensation	11,764	10,372
Deferred income taxes	(2,500)	(9)
Changes in reserves and allowances	(5,250)	(9,262)
Changes in operating assets and liabilities:
Accounts receivable	(131,988)	(170,493)
Inventories	(6,425)	49,246
Prepaid expenses and other assets	(4,326)	22,295
Other non-current assets	27,628	19,467
Accounts payable	(54,970)	(80,092)
Accrued expenses and other liabilities	(122,589)	(121,841)
Customer refund liabilities	(4,398)	(10,949)
Income taxes payable and receivable	4,564	1,263
Net cash provided by (used in) operating activities	(321,443)	(150,588)
Cash flows from investing activities
Purchases of property and equipment	(39,923)	(8,465)
Sale of property and equipment	—	561
Net cash used in investing activities	(39,923)	(7,904)
Cash flows from financing activities
Common Shares Repurchased	(300,000)	—
Employee taxes paid for shares withheld for income taxes	(11,446)	(4,301)
Proceeds from exercise of stock options and other stock issuances	934	858
Net cash provided by (used in) financing activities	(310,512)	(3,443)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	11,134	(6,900)
Net increase in (decrease in) cash, cash equivalents and restricted cash	(660,744)	(168,835)
Cash, cash equivalents and restricted cash
Beginning of period	1,682,870	1,528,515
End of period	$1,022,126	$1,359,680

Under Armour, Inc.
For the Three Months March 31, 2022
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency neutral net revenue a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three months ended March 31, 2022
Total Net Revenue
Net revenue growth - GAAP	3.5%
Foreign exchange impact	0.9%
Currency neutral net revenue growth - Non-GAAP	4.4%

North America
Net revenue growth - GAAP	4.4%
Foreign exchange impact	—%
Currency neutral net revenue growth - Non-GAAP	4.4%

EMEA
Net revenue growth - GAAP	17.6%
Foreign exchange impact	4.6%
Currency neutral net revenue growth - Non-GAAP	22.2%

Asia-Pacific
Net revenue growth - GAAP	(13.5)%
Foreign exchange impact	1.0%
Currency neutral net revenue growth - Non-GAAP	(12.5)%

Latin America
Net revenue growth - GAAP	(5.5)%
Foreign exchange impact	0.6%
Currency neutral net revenue growth - Non-GAAP	(4.9)%

Total International
Net revenue growth - GAAP	0.7%
Foreign exchange impact	2.5%
Currency neutral net revenue growth - Non-GAAP	3.2%

Under Armour, Inc.
For the Three Months March 31, 2022
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended March 31, 2022
GAAP loss from operations	$(45,956)
Add: Impact of restructuring and impairment charges	56,674
Adjusted income from operations	$10,718

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended March 31, 2022
GAAP net loss	$(59,610)
Add: Impact of restructuring and impairment charges	56,674
Add: Impact of provision for income taxes	—
Adjusted net loss	$(2,936)

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

Three months ended March 31, 2022
GAAP diluted net loss per share	$(0.13)
Add: Impact of restructuring and impairment charges	0.12
Add: Impact of provision for income taxes	—
Adjusted diluted net loss per share	$(0.01)

Under Armour, Inc.
Outlook for the Year Ended March 31, 2023
(Unaudited; in millions, except per share amounts)

The table below presents the reconciliation of the Company's fiscal 2023 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
GAAP diluted net income per share	$0.79	$0.84
Less: Impact of provision for income taxes	(0.16)	(0.16)
Adjusted diluted net income per share	$0.63	$0.68

(1) GAAP diluted net income (loss) per share excludes any potential earn-out related to the sale of the MyFitnessPal platform.

Under Armour, Inc.
For the Twelve Months Ended March 31, 2022
(Unaudited; in thousands, except per share amounts)

As discussed above, Under Armour has changed its fiscal year-end from December 31 to March 31. The tables below and on the following page present select financial results and select non-GAAP financial measures for the twelve-month period beginning on April 1, 2021, and ending March 31, 2022. We believe this recast presentation will be useful to the company's investors because it provides investors with comparable reference periods against the company's new fiscal 2023 year (which began April 1, 2022, and ends on March 31, 2023).

SELECT TWELVE MONTHS ENDED MARCH 31, 2022,
STATEMENTS OF OPERATIONS DATA

in '000s	Three Months Ended June 30, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022	% of Net Revenues
Net revenues	$1,351,534	$1,545,532	$1,529,205	$1,300,945	$5,727,216	100.0%
Cost of goods sold	682,713	757,428	753,272	695,781	2,889,194	50.4%
Gross profit	668,821	788,104	775,933	605,164	2,838,022	49.6%
Restructuring and impairment charges	2,613	16,656	14,136	56,674	90,079	1.6%
Income (loss) from operations	121,205	172,064	86,131	(45,956)	333,444	5.8%
Interest income (expense), net	(13,307)	(9,261)	(7,595)	(6,154)	(36,317)	(0.6)%
Other income (expense), net	(38,494)	(29,476)	24,037	(51)	(43,984)	(0.8)%
Income (loss) before income taxes	69,404	133,327	102,573	(52,161)	253,143	4.4%
Income tax expense (benefit)	10,027	18,962	(6,798)	8,181	30,372	0.5%
Net income (loss)	$59,207	$113,444	$109,657	$(59,610)	$222,698	3.9%

Diluted net income (loss) per share of Class A, B and C common stock	$0.13	$0.24	$0.23	$(0.13)	$0.47
Weighted average common shares outstanding Class A, B and C common stock
Diluted	462,286	473,116	479,728	471,425	472,457

ADJUSTED GROSS MARGIN RECONCILIATION

in '000s	Three Months Ended June 30, 2021		Three Months Ended September 30, 2021		Three Months Ended December 31, 2021		Three Months Ended March 31, 2022		Twelve Months Ended March 31, 2022
GAAP gross margin	49.5%		51.0%		50.7%		46.5%		49.6%
Add: Impact of restructuring charges recorded under cost of goods sold	3	bps	7	bps	—	bps	—	bps	—	bps
Adjusted gross margin	49.5%		51.0%		50.7%		46.5%		49.6%

Under Armour, Inc.
For the Twelve Months Ended March 31, 2022
(Unaudited; in thousands, except per share amounts)

ADJUSTED OPERATING INCOME RECONCILIATION

in '000s	Three Months Ended June 30, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022
GAAP income (loss) from operations	$121,205	$172,064	$86,131	$(45,956)	$333,444
Add: Impact of restructuring and impairment charges	2,613	16,656	14,136	56,674	90,079
Add: Impact of restructuring charges recorded under cost of goods sold	408	107	—	—	515
Adjusted income (loss) from operations	$124,226	$188,827	$100,267	$10,718	$424,038
ADJUSTED OPERATING MARGIN RECONCILIATION

in '000s	Three Months Ended June 30, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022
GAAP operating margin	9.0%	11.1%	5.6%	(3.5)%	5.8%
Add: Impact of restructuring and impairment charges	0.2%	1.1%	0.9%	4.4%	1.6%
Adjusted operating margin	9.2%	12.2%	6.5%	0.9%	7.4%
ADJUSTED NET INCOME RECONCILIATION

in '000s	Three Months Ended June 30, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022
GAAP net income (loss)	$59,207	$113,444	$109,657	$(59,610)	$222,698
Add: Impact of restructuring and impairment charges	2,613	16,656	14,136	56,674	90,079
Add: Impact of restructuring charges recorded under cost of goods sold	408	107	—	—	515
Add: Impact of amortization of debt discount	4,568	2,251	898	—	7,717
Add: Impact of loss on extinguishment of convertible senior notes	34,728	23,798	—	—	58,526
Add: Impact of earn-out recorded in connection with the sale of MyFitnessPal platform	—	—	(35,000)	—	(35,000)
Add: Impact of provision for income taxes	8,498	(11,441)	(22,208)	—	(25,151)
Adjusted net income (loss)	$110,022	$144,815	$67,483	$(2,936)	$319,384
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

in '000s	Three Months Ended June 30, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022
GAAP diluted net income (loss) per share	$0.13	$0.24	$0.23	$(0.13)	$0.47
Add: Impact of restructuring and impairment charges	0.01	0.04	0.03	0.12	0.19
Add: Impact of restructuring charges recorded under cost of goods sold	—	—	—	—	—
Add: Impact of amortization of debt discount	0.01	—	—	—	0.01
Add: Impact of loss on extinguishment of convertible senior notes	0.08	0.05	—	—	0.13
Add: Impact of earn-out recorded in connection with the sale of MyFitnessPal platform	—	—	(0.07)	—	(0.07)
Add: Impact of provision for income taxes	0.01	(0.02)	(0.05)	—	(0.05)
Adjusted diluted income (loss) per share	$0.24	$0.31	$0.14	$(0.01)	$0.68

Under Armour, Inc.
As of March 31, 2022 and 2021
COMPANY-OWNED & OPERATED DOOR COUNT

	March 31,
	2022	2021
Factory House	179	176
Brand House	18	16
North America total doors	197	192

Factory House	156	136
Brand House	87	98
International total doors	243	234

Factory House	335	312
Brand House	105	114
Total doors	440	426